EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D dated February 9, 2005, with respect to the Class B common stock, par value of $0.01 (non-voting) of Molson Coors Brewing Company, a Delaware corporation, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

Each of the undersigned hereby appoints Jeffrey H. Coors, with full power of substitution, as our true and lawful special attorney for the limited purpose of, and with full power and authority to act on our behalf in all manners concerning, the filing of the Schedule 13D and of amendments to the Schedule 13D, hereby constitute and appoint Jeffrey H. Coors, with full power of substitution, to act in such capacity on our behalf.

IN WITNESS WHEREOF, the undersigned have each executed this Joint Filing Agreement as of February 17, 2005.

/s/ Jeffrey H. Coors

Signature

Jeffrey H. Coors, Trustee in His Individual Capacity and as Attorney-in-Fact
Name/Title

Power of Attorney for Adolph Coors, Jr. Trust; Grover C.
Coors Trust; May Kistler Coors Trust; Herman F. Coors
Trust; Augusta Coors Collbran Trust; Bertha Coors
Munroe Trust; Louise Coors Porter Trust; William K.
Coors; Jeffrey H. Coors; John K. Coors; Joseph Coors, Jr.;
and Peter H. Coors; filed as Exhibit 99.1 to this filing.